Exhibit 99.2

Evolent Health Enters Agreement with Bright HealthCare for Bright HealthCare to Acquire True Health New Mexico

WASHINGTON, January 13, 2021 -- Evolent Health, Inc. (NYSE: EVH) (the "Company" or "Evolent"), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced that it has entered a definitive agreement with Bright Health Management, Inc. (“Bright HealthCare”), a nationally recognized health plan owned by Bright Health, to acquire True Health New Mexico, Inc. (“TRUE”), a wholly-owned subsidiary of Evolent Health. The existing services contract between True Health New Mexico and Evolent will be maintained and as such, Evolent will continue to provide health plan administrative and clinical program support to True Health New Mexico.

“We are proud of what we have built together with the team at True Health New Mexico”, said Evolent Health Chief Executive Officer Seth Blackley. “We are excited for the path forward for True Health New Mexico as it comes together with Bright HealthCare, a leading national high-growth integrated health plan. For Evolent, this transaction demonstrates our continued execution against our previously stated capital allocation framework and affirms our focus on creating shareholder value through strong organic revenue growth and robust margin expansion in our core services business.”

“We are exceptionally grateful to our partners at Evolent for their founding of and ongoing support of True Health New Mexico,” said Dr. Mark Epstein, President and CEO of True Health New Mexico. “We at TRUE are also impassioned to build upon our exceptional story of growth and improving affordability and the quality of care for the people of New Mexico as we transition to working with our new partners at Bright HealthCare.”

Once complete, current employees and leadership of True Health New Mexico will join the Bright HealthCare team and continue to lead local market operations, ensuring continuity for members, providers and distribution partners. The transaction is subject to customary closing conditions and is expected to close during the first half of 2021.

Forward Looking Statements: Cautionary Language

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the "PSLRA"), including, but not limited to statements that Evolent will continue to provide health plan administrative and clinical program support to True Health New Mexico, that our current employees and leadership of True Health New Mexico are expected to join the Bright HealthCare team and will continue to lead local market operations, ensuring continuity for members, providers and distribution partners, and regarding the expected timing of closing. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The factors that could cause future events or results to vary from the forward-looking statements contained herein include, without limitation, (a) the possibility that the closing may be delayed or may not occur and (b) receipt of required governmental approvals and the satisfaction of other conditions to closing. In addition, please refer to the periodic reports that the Company has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on

Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by the Company identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Company disclaims any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Media Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
Media Relations
571.306.3470
dpaladino@evolenthealth.com